UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): October 30, 2007


                             Avalon Oil & Gas, Inc.
                             ----------------------
               (Exact Name of registrant as specified in charter)


           Nevada                       1-12850                  84-1168832
           ------                       -------                  ----------
(State or other jurisdiction    (Commission File Number)        (IRS Employer
     of incorporation)                                       Identification No.)

             7808 Creekridge Circle, Suite 105 Minneapolis, MN 55439
             -------------------------------------------------------
                    (Address of principal executive offices)

                                 (952) 746-9652
                                 --------------
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

(1) On October 30, 2007, the Board of Directors acting by resolution appointed Menno Wiebe and Stephen Newton as directors of the Company.

Since 2006, Menno Wiebe has been serving as Canadian Heavy Oil Aggregator at Surge Global Energy, and has also been working on private client initiation and funding. He holds a Bachelors of Science in Geology from the University of Manitoba, Canada, and a Masters of Business Administration from the University of Warwick, England. He is a member of the American Association of Petroleum, the Geologists' Geological Society of England and the Petroleum Exploration Society of Great Britain. Mr. Wiebe served as Chief Operating Officer and as a Member of the Board of Directors at Deep Well Oil and Gas from 2003-2005, and was Vice President of Exploration of Adulis Resources from 2000-2006. In addition, prior to being owner of Jacobean Resources from 2002-2004, where he served as consultant to various Energy companies around the world, Mr. Wiebe was the Chief Executive Officer of Pertacal Energy, Inc from 2000-2002.

Stephen Newton has been working as an Independent Energy Consultant, serving companies who wish to invest in Latin America since March 2007. He received his Bachelors in Engineering in Mining and Petroleum at the University of Queensland, Brisbane, Australia, and his Masters of Science in Petroleum Engineering at the University of London, United Kingdom. He is a member of the Society of Petroleum Engineers, and is the founding President of the Colombian Petroleum Association (ACP). From 2004-2007, Mr. Newton served as Chief Executive Officer and President of Solana Petroleum Exploration Colombia, as well as serving as a Member of the Board of Directors. He served as Vice President and Member of the Board of Directors for Solana Petroleum Exploration from 2002-2004. Mr. Newton also worked as President and General Manager of AEC Colombia and Ecuador. Prior to this position, Mr. Newton served in various positions with Occidental Petroleum Corporation from 1974-1999, eventually becoming President of OXY Colombia and subsequently Vice President of Worldwide Engineering and Technical Services.


(2) There are no arrangements or understandings between either Mr. Newton or Mr. Wiebe and any other persons, pursuant to which Mr. Wiebe or Mr. Newton was selected as a director.


(3) As the Board of Directors of the Company does not have any committees or subdivisions, including, but not limited to, a compensation committee or an audit committee, there are no committees to which either Mr. Wiebe or Mr. Newton has been or is expected to be named.

(4) There are no related person transactions to be reported in connection with either the appointment of Mr. Wiebe or Mr. Newton to the Company's Board of Directors pursuant to Item 404(a) of Regulation S-B.

(5) In conjunction with Mr. Wiebe and Mr. Newton becoming directors of the Company, each was granted one hundred thousand (100,000) fully paid and non-assessable shares of Common Stock of the Company for their services as Directors of the Company over the next twelve months. There are no further material plans, contracts or other arrangements (or amendments thereto) to which Mr. Wiebe or Mr. Newton is a party, or in which either person participates, that was entered into or amended, in connection with Mr. Wiebe or Mr. Newton being appointed as a director of the Company.




                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             Avalon Oil & Gas, Inc.

Date:  October 30, 2007                      By: /s/ Kent Rodriguez
                                             --------------------------------
                                             Kent Rodriguez, President